Exhibit 99.1

Centrue Financial Corporation

                                                         NEWS RELEASE

October 30, 2003

For Immediate Release

CENTRUE FINANCIAL CORPORATION

310 South Schuyler Avenue
P.O. Box 3	(815) 937-4440
Kankakee, IL 60901-0003	Fax: (815) 937-3674

For more information contact:

Thomas A. Daiber or James M. Lindstrom

Chief Executive Officer   Chief Financial Officer

CENTRUE FINANCIAL DECLARES DIVIDEND OF $0.075 PER SHARE

Kankakee, Illinois (October 30, 2003) – Centrue Financial Corporation (AMEX:CFF) announced today that its Board of Directors voted to declare a cash dividend on its common stock of $0.075 per share. The dividend is payable November 28, 2003 to stockholders of record on November 11, 2003. The previously declared dividend of $0.15 is being adjusted to coincide with the recent 2-for-1 stock split in the form of a dividend. The additional shares from the stock split will be distributed on or about October 31, 2003 by Centrue Financial’s transfer agent, LaSalle Bank National Association.

Centrue Financial Corporation and Centrue Bank are headquartered in Kankakee, Illinois, which is 60 miles south of downtown Chicago. Centrue Bank operates seventeen branches in eight counties. Centrue Financial was formed through the merger of Kankakee Bancorp, Inc. and Aviston Financial Corporation on October 9, 2003. Centrue Bank has total assets of more than $600 million and 192 employees.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document contains, and future oral and written statements of Centrue Financial and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Centrue Financial. Forward-looking statements, which may be based upon belies, expectations and assumptions of Centrue Financial’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Centrue Financial undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of Centrue Financial to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning Centrue Financial’s general business; (iv) changes in interest rates and prepayment rates of Centrue Financial’s assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Centrue Financial; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Centrue Financial and its business, including additional factors that could materially affect Centrue Financial’s financial results, is included in Centrue Financial’s filings with the Securities and Exchange Commission.

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